FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Fixed-Income Trust

Series Number	10
Fund	Fidelity Strategic Real Return Fund
Trade Date	June 27, 2007
Settle Date	July 2, 2007
Security Name	PUBLIC STORAGE 7% PFD SER N
CUSIP	74460D190
Size of Offering	6,900,000
Aggregate Offering Value	$172,500,000
Price	$25
Shares Purchased	40,000
Transaction Value	$1,000,000
% of Offering	0.58%
Underwriter Purchased From	Citigroup Global Markets Inc.
Underwriting Members: (1)	Citigroup Global Markets Inc.
Underwriting Members: (2)	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (3)	Morgan Stanley & Co. Incorporated
Underwriting Members: (4)	Wachovia Capital Markets, LLC
Underwriting Members: (5)	UBS Securities LLC
Underwriting Members: (6)	Banc of America Securities LLC
Underwriting Members: (7)	Credit Suisse Securities (USA) LLC
Underwriting Members: (8)	Raymond James & Associates, Inc.
Underwriting Members: (9)	RBC Dain Rauscher Inc.
Underwriting Members: (10)	Wells Fargo Securities, LLC
Underwriting Members: (11)	A.G. Edwards & Sons, Inc.
Underwriting Members: (12)	Bear, Stearns & Co. Inc.
Underwriting Members: (13)	Charles Schwab & Co., Inc.
Underwriting Members: (14)	Fidelity Capital Markets, a division of National Financial Services LLC
Underwriting Members: (15)	H&R Block Financial Advisors, Inc.
Underwriting Members: (16)	Oppenheimer & Co. Inc.
Underwriting Members: (17)	Robert W. Baird & Co. Incorporated
Underwriting Members: (18)	B.C. Ziegler and Company
Underwriting Members: (19)	BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Underwriting Members: (20)	D.A. Davidson & Co.
Underwriting Members: (21)	Davenport & Company LLC
Underwriting Members: (22)	Ferris, Baker Watts, Incorporated
Underwriting Members: (23)	Guzman & Company
Underwriting Members: (24)	J.J.B. Hilliard, W.L. Lyons, Inc.
Underwriting Members: (25)	Janney Montgomery Scott LLC
Underwriting Members: (26)	Keefe, Bruyette & Woods, Inc.
Underwriting Members: (27)	Mesirow Financial, Inc.
Underwriting Members: (28)	Morgan Keegan & Company, Inc.
Underwriting Members: (29)	Pershing LLC
Underwriting Members: (30)	Ryan Beck & Co., Inc.
Underwriting Members: (31)	Wedbush Morgan Securities Inc.
Underwriting Members: (32)	William Blair & Company, L.L.C.